                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549


                               FORM 8-K

                            CURRENT REPORT


                     Pursuant to Section 13 of the
                    Securities Exchange Act of 1934


          Date of Earliest Event Reported:  February 8, 1995


                      NEW ENGLAND ELECTRIC SYSTEM

          (exact name of registrant as specified in charter)


Massachusetts
(state or other
jurisdiction of
incorporation)
1-3446
(Commission
File No.)
04-1663060
(I.R.S. Employer
Identification No.)

          25 Research Drive, Westborough, Massachusetts 01582

(Address of principal executive offices)

(508) 366-9011

(Registrant's telephone number, including area code)

Item 5.  Other Events



     The Federal Energy Regulatory Commission (FERC) voted on February 8, 1995, to approve a wholesale rate settlement agreement filed in December 1994, by New England Power Company
(NEP), a wholly owned subsidiary of New England Electric System. As requested by NEP, the FERC vote approved the agreement for all signatories and non-contesting parties and customers. Under the agreement, NEP will not raise base rates for two years. The agreement avoids any increase in NEP's base rates associated with the completion and placing into service of the re-powered Manchester Street Station in Providence, R.I.

     The Town of Norwood and Milford Power Limited Partnership, together representing less than two percent of NEP's sales, objected to the settlement. Under the FERC vote, an administrative law judge will hold a separate proceeding as to the rates that will apply to those parties.

                                      NEW ENGLAND ELECTRIC SYSTEM


                                          s/Frederic E. Greenman
                                      By
                                         Frederic E. Greenman
                                         Senior Vice President and
                                         Secretary


Date:  February 9, 1995

The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.